UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

TRANS WORLD ENTERTAINMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

MARK R. HIGGINS MARK J. FREIMAN JEFF HASTINGS PHILIP KNOWLES
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Mark R. Higgins, together with the other participants named herein (collectively, “Mr. Higgins”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Mr. Higgins’ slate of highly qualified director nominees to the Board of Directors of Trans World Entertainment Corporation, a New York corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

On June 12, 2019, in connection with the Company’s nomination of Jeff Hastings, Mr. Higgins determined to withdraw his slate of nominees for election to the Board of Directors of the Company at the Annual Meeting. Mr. Higgins will not vote any proxies received from shareholders of the Company at the Annual Meeting.